Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JULY 31, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$58,804
Cash equivalents held in trust	7,878

Total investments held in trust	66,682

Cash and cash equivalents	1,340
Fixed-maturity securities, at fair value	8,171
Accrued investment income	633
Premiums receivable	543

Total assets	$77,369

LIABILITIES AND STOCKHOLDER’S EQUITy
Liabilities:
Losses and loss adjustment expenses	$18,701
Losses payable	777
Unearned premiums	1,194
Accrued ceding commission expense	46
Other liabilities	141

Total liabilities	20,859

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(13,370)

Total stockholder’s equity	56,510

Total liabilities and stockholder’s equity	$77,369

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JULY 31, 2014

(in thousands)

Revenues:
Premiums earned	$535
Net investment income	(44)

Total revenues	491

Expenses:
Underwriting Expenses	132
General and administrative expenses	173
Loss from contract termination	—

Total expenses	305

(Loss) income before federal income taxes	186
Federal income tax benefit	—

Net (loss) income	$186